UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 19, 2013

MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commission File Number 1-6627

Pennsylvania	25-0927646
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As a result of his appointment to the Operations Committee, the Board has determined to provide an increase in Mr. Jeffery S. Hill’s base salary to $298,708.80.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 19, 2013, the Board of Directors (the “Board”) of Michael Baker Corporation (the “Company”) amended and restated the Company’s By-laws (the “Amended Bylaws”). The Amended Bylaws became effective January 21, 2013.

The Amended Bylaws were adopted as part of the Board’s ongoing governance review process. As a result of this process it was determined to be in the best interest of the Company to adopt the Amended Bylaws to streamline certain provisions and provide flexibility to the Company, as well as update certain provisions to reflect the Company’s current procedures. Among the changes, the amendments provide that:

•	Annual meetings of the shareholders shall be held each year on such day and at such time and place as may be designated by the Board (Section 1.01);

•	A minimum of four regular meetings of the Board shall be held at such time and place as designated by the Board or the Chairman (Section 2.03);

•	Any director may resign by submitting his resignation to the Chairman or the Vice Chairman, with a copy to an Executive Officer of the Company (Section 2.07);

•	Directors shall be paid such compensation as fixed by resolution of the Board (Section 2.12);

•	The Vice Chairman shall, subject to the direction of the Board and the Chairman, direct and supervise those affairs of the Company assigned to him by the Chairman (Section 3.03.1);

•	The President shall assist the Chairman and the Vice Chairman with such duties as may be assigned, but will not exercise the powers and duties of the Vice Chairman in his absence (Section 3.04);

•	The Company shall maintain its principal business office in the Commonwealth of Pennsylvania (Section 6.01); and

•	The fiscal year of the Corporation shall end December 31 (Section 6.03).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.2	By-laws of Michael Baker Corporation, as amended, effective January 21, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight

H. James McKnight
Executive Vice President, Chief Legal Officer and Corporate Secretary

Date: January 24, 2013